Exhibit 32.1

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the Quarterly Report of Force Protection Video Equipment Corporation (the “Company”) on Form 10-Q for the period ended January 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the Report) , I Paul Feldman,  Chief Executive Officer and President and Chief Financial Officer of the Company, certify that pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2016	/s/ Paul Feldman Paul Feldman Chief Executive Officer Chief Financial Officer